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                                                                   EXHIBIT 23




                               AMOCO CORPORATION



                       CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-58063, 33-52575, 33-66170, 33-51475, 33-
   55748, 33-42950, 33-52579,  33-40099, and 33-5332) and in the Prospectuses
   constituting part of the Registration Statements on Forms S-3 (Nos. 33-11635 and 33-22897) of Amoco Corporation of our report dated February 28, 1995 appearing on page 37 of this Form 10-K.





   PRICE WATERHOUSE LLP

   Chicago, Illinois
   March 21, 1995